Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-82718 on Form S-8 of the Entravision Communications Corporation of our report, dated March 31, 2010, relating to the financial statements of Entravision Communications Corporation 2001 Employee Stock Purchase Plan, which appears in this Annual Report on Form 11-K of the Entravision Communications Corporation 2001 Employee Stock Purchase Plan for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

Los Angeles, California
March 31, 2010